SUBSIDIARIES OF HARVEST STATES COOPERATIVES



                                                        STATE OF INCORPORATION/
SUBSIDIARY/ADDRESS                                            ORGANIZATION

The Terminal Agency, Inc.                                        Minnesota
1667 North Snelling Avenue
P.O. Box 64594
St. Paul, MN  55164

Country Hedging, Inc.                                            Delaware
1667 North Snelling Avenue
P.O. Box 64594
St. Paul, MN  55164

Fin-Ag, Inc.                                                     South Dakota
4001 South Westport Avenue
P.O. Box 88808
Sioux Falls, SD  57105

Harvest States Cooperatives - N.D.                               North Dakota
P.O. Box 108
Norma, North Dakota  58746

Harvest States Cooperatives - Montana                            Montana
P.O. Box B
Circle, Montana  59215

Harvest States Cooperatives - Idaho, Inc.                        Idaho
1200 Snake River Avenue
Lewiston, Idaho 83501

Harvest States Cooperatives -                                    Minnesota
 Northwest Grain, Inc.
1667 North Snelling Avenue
St. Paul, MN  55108

PGG/HSC Feed Company, L.L.C.                                     Oregon
300 West Feedville Road
Hermiston, Oregon  97838

Ag States Agency, LLC                                            Minnesota
1667 North Snelling Avenue
P.O. Box 64594
St. Paul, Minnesota 55164

Harvest States Farmland Specialty Feed                           Minnesota
800 24th Avenue NW
P.O. Box 493
Owatonna, MN  55060-0493

Tacoma Export Marketing Company                                  Washington
222 SW Columbia Street
Koin Tower, Suite 1100
Portland, OR  97201



Tillamook/GTA Feeds, LLC                                         Oregon
4000 Blimp Boulevard
Tillamook, Oregon  97141